Exhibit 99.1

Agenus Reports Q1 2025 Financial Results and Key Business Updates

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BOT/BAL Achieves Breakthrough Response Rates in MSS Cancers — Oral AACR Data Spotlight Pan-Tumor Neoadjuvant Success
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Seasoned Leader Onboard to Accelerate BOT/BAL Toward Registration Milestones
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Near-Term Capital Transaction Poised to Bolster Liquidity

May 12, 2025

LEXINGTON, Mass.--(BUSINESS WIRE)-- Agenus Inc. (“Agenus” or the “Company”) (NASDAQ: AGEN), a leader in immuno-oncology, today reported financial and operational results for the first quarter of 2025, and shared key clinical and strategic milestones supporting the advancement of its botensilimab (BOT) and balstilimab (BAL) program.

“The growing strength of our BOT/BAL data across multiple hard-to-treat cancers reinforces our conviction in its transformative potential and fuels our unwavering commitment to delivering this combination to patients.” said, Garo Armen, Ph.D., Chairman and CEO of Agenus. “With expanded datasets, key leadership appointments, and the FDA’s renewed focus on accelerating cures and meaningful treatments, Agenus is entering a pivotal phase—advancing toward regulatory engagement with financial discipline and a sharp focus on bringing innovative immunotherapies to individuals living with cancer.”

Key Highlights from Q1 2025

New Data:

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BOT/BAL continues to demonstrate robust and durable responses across microsatellite stable (MSS) “cold tumors” where current immuno-oncology treatments have historically failed. At American Association for Cancer Research (AACR) Annual Meeting in Chicago, Illinois, new data highlighted the activity and safety profile in both multiple mismatch repair–proficient (pMMR/MSS) and mismatch repair–deficient (dMMR/MSI-H) solid tumors in neoadjuvant and later line treatment settings.
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Notably, new data from the investigator-sponsored pan-cancer NEOASIS study--a now the third clinical study evaluating BOT/BAL in the neoadjuvant setting--were presented. These initial results from the safety run-in portion indicate that BOT/BAL can induce pathological responses in patients with solid tumors beyond CRC, including TNBC and sarcomas. No dose-limiting toxicities were observed, and all patients proceeded to their scheduled surgery.

Exhibit 99.1

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100 percent of dMMR CRC patients given a higher dose of BOT/BAL achieved pCR.
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New data from the HCC cohort of the ongoing Phase 1 study were also presented. The HCC cohort comprised of patients with difficult-to-treat disease who had progressed following standard treatments, including approved immunotherapies. The durable responses and disease control in heavily pretreated HCC patients highlight the strength and differentiation of the BOT/BAL combination.
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data on late stage pan tumor activity to be presented at an upcoming kay cancer conference.

New Leadership:

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Dr. Richard Goldberg, an internationally recognized leader in GI cancer treatment and research, stepped out of early retirement to join Agenus as Chief Development Officer to support the advancement of BOT/BAL for patients. Dr. Goldberg will lead the company’s efforts as it prepares to re-engage global regulatory authorities with expanded data and longer-term follow-up in metastatic CRC.

New Efficiencies:

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Agenus is on track to reduce its annualized operating cash burn below $50 million starting in the second half of 2025, supported by recent cost optimization measures enabling the company to direct resources toward ensuring the potential of BOT/BAL is realized. The company is in final stages of an important collaboration which will result in substantial cash infusion.

Q1 2025 Financial Highlights

Agenus ended the first quarter 2025 with a consolidated cash balance of $18.5 million compared to $40.4 million on December 31, 2024. Cash used in operations for the first quarter ended March 31, 2025 was $25.6 million, reduced from $38.2 million for same period in 2024.

For the first quarter ended March 31, 2025, Agenus recognized revenue of $24.1 million and incurred a net loss of $26.4 million, or $1.03 per share. For the first quarter ended March 31, 2024, Agenus recognized revenue of $28.0 million and incurred a net loss of $63.5 million or $3.04 per share. Revenue primarily includes non-cash royalty revenue.

Financial Highlights
(in thousands, except per share data)
(unaudited)

Cash and cash equivalents
March 31, 2025	$ 18,488
December 31, 2024	$ 40,437

Key Financial Metrics		Q1 2025	Q1 2024
Cash used in operations		$ 25,618	$ 38,191
Revenue, including non-cash royalties		24,066	28,005
Net loss		26,370	63,454
Non-cash expenses included in net loss		19,388	38,255

Exhibit 99.1

Net loss per share attributable to Agenus Inc. common stockholders	1.03	3.04

Conference Call

Date: Monday, May 12th, at 8:30 a.m. ET
To access dial-in numbers, please register here.
Conference ID: 73242

Webcast

A live webcast and replay of the conference call will be accessible on the company’s website at https://investor.agenusbio.com/events-and-presentations.

About Botensilimab (BOT)

Botensilimab is a human Fc enhanced CTLA-4 blocking antibody designed to boost both innate and adaptive anti-tumor immune responses. Its novel design leverages mechanisms of action to extend immunotherapy benefits to “cold” tumors which generally respond poorly to standard of care or are refractory to conventional PD-1/CTLA-4 therapies and investigational therapies. Botensilimab augments immune responses across a wide range of tumor types by priming and activating T cells, downregulating intratumoral regulatory T cells, activating myeloid cells and inducing long-term memory responses.

Approximately 1,100 patients have been treated with botensilimab in phase 1 and phase 2 clinical trials. Botensilimab alone, or in combination with Agenus’ investigational PD-1 antibody, balstilimab, has shown clinical responses across nine metastatic, late-line cancers. For more information about botensilimab trials, visit www.clinicaltrials.gov with the identifiers NCT03860272, NCT05608044, NCT05630183, and NCT05529316.

About Balstilimab (BAL)

Balstilimab is a novel, fully human monoclonal immunoglobulin G4 (IgG4) designed to block PD-1 (programmed cell death protein 1) from interacting with its ligands PD-L1 and PD-L2. It has been evaluated in >900 patients to date and has demonstrated clinical activity and a favorable tolerability profile in several tumor types.

About Agenus

Agenus is a leading immuno-oncology company targeting cancer with a comprehensive pipeline of immunological agents. The company was founded in 1994 with a mission to expand patient populations benefiting from cancer immunotherapy through combination approaches, using a broad repertoire of antibody therapeutics, adoptive cell therapies (through MiNK Therapeutics) and adjuvants (through SaponiQx). Agenus has robust end-to-end development capabilities, across commercial and clinical cGMP manufacturing facilities, research and discovery, and a global clinical operations footprint. Agenus is headquartered in Lexington, MA. For more information, visit www.agenusbio.com or @agenus_bio.

Exhibit 99.1

Information that may be important to investors will be routinely posted on our website and social media channels.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding its botensilimab and balstilimab programs, expected regulatory timelines and filings, and any other statements containing the words "may," "believes," "expects," "anticipates," "hopes," "intends," "plans," "forecasts," "estimates," "will," “establish,” “potential,” “superiority,” “best in class,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our most recent Annual Report on Form 10-K for 2024, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and Agenus undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

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Source: Agenus Inc.